Exhibit 99.1
VWR Corporation Reports Third Quarter 2017 Financial Results
RADNOR, Pa., November 7, 2017 /PRNewswire/ – VWR Corporation (NASDAQ: VWR), the leading global independent provider of product and service solutions to laboratory and production customers, today reported its financial results for the third quarter ended September 30, 2017.
Highlights:

•	Third quarter record quarterly net sales of $1.20 billion, up 5.2% year-over-year, and up 2.2% on an organic basis.

•	3Q17 EMEA-APAC net sales increased 11.5%, up 7.4% on an organic basis. 3Q17 had one less billing day as compared to 3Q16.

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3Q17 Americas net sales increased 1.4%, down 0.8% on an organic basis. Americas organic revenue growth was impacted by one less billing day in 3Q17 and unfavorable weather conditions impacting sales in Puerto Rico, Texas and Florida.

•	GAAP diluted EPS was $0.37 in 3Q17 compared to $0.31 in 3Q16. 3Q17 quarterly Adjusted EPS of $0.54, up 22.7% compared to $0.44 in the prior year quarter.

•	Nine months 2017 operating cash flow of $202.3 million, up 8.7% as compared to $186.1 million for the comparable period in 2016.
Previously, VWR announced that it entered into a definitive agreement with Avantor, Inc., under which Avantor will acquire VWR for $33.25 per share in cash. In light of this agreement, VWR no longer provides or updates financial guidance and will not hold an investor conference call on third quarter 2017 results.
Manuel Brocke-Benz, President and Chief Executive Officer of VWR, commented: “Our third quarter results were boosted by exceptionally strong performance in EMEA-APAC. In this region, record revenue performance was due to double-digit growth in sales to biopharma customers, driven by strong sales of lab chemicals. Our third quarter 2017 results clearly confirm that the VWR growth story remains on track. I would like to thank all of our associates, as well as our loyal customers and suppliers, for helping deliver yet another solid result.”
Third Quarter 2017 – Consolidated Results
Net sales were $1.20 billion, up $59.1 million, or 5.2% compared to the prior year. Foreign exchange increased net sales by $21.1 million, or 1.9%, while recent acquisitions, net of dispositions, increased net sales by an additional $12.9 million, or 1.1%. On an organic basis, net sales increased $25.1 million or 2.2%.
Operating income was $83.1 million, as compared to $83.2 million in the prior year period. GAAP diluted EPS was $0.37 compared to $0.31 in the prior year quarter, while Adjusted EPS increased 22.7% year-over-year to $0.54, up from $0.44 in the prior year quarter.

Third Quarter 2017 – Segment Results
Americas
Net sales were $717.6 million, up $9.9 million, or 1.4% compared to prior year, and down 0.8% on an organic basis. The decline in Americas organic growth was the result of one less billing day in the third quarter of 2017, which reduced third quarter revenues by approximately 1.6%. Additionally, organic revenue growth was further reduced by almost 1% as a result of the adverse weather conditions in Puerto Rico, Texas and Florida. In the Americas, sales to biopharma customers were flat as declines in sales to biopharma production customers were partially offset by ongoing strength in sales to biopharma R&D customers.
Operating income was $42.2 million, down $5.0 million or 10.6% compared to prior year. Third quarter 2017 operating income included $1.0 million of restructuring charges, $6.2 million of Avantor transaction costs and $0.2 million of purchase accounting adjustment charges.
EMEA-APAC
Net sales were $477.6 million, up $49.2 million, or 11.5% year-over-year. Foreign currency boosted net sales by $18.9 million, or 4.4%, while acquisitions less dispositions reduced revenues by $0.8 million. On an organic basis, net sales increased 7.4%.
Operating income was $40.9 million, up $4.9 million, or up 13.6% as compared to prior year. Third quarter 2017 operating income included $0.4 million of restructuring charges, $1.9 million of Avantor transaction costs and a $0.3 million purchase accounting adjustment charge.
Greg Cowan, Senior Vice President and Chief Financial Officer commented: “Our third quarter results highlight another quarter of solid financial performance for VWR. Our robust top line performance drove double digit growth in earnings per share. This strong earnings growth translated into even stronger operating cash flow growth, with third quarter 2017 operating cash flow of $115.3 million, up 73% as compared to the third quarter of 2016. I look forward to the consummation of the transaction with Avantor, which we anticipate to close in mid to late fourth quarter of 2017.”
Use of Non-GAAP Financial Measures
As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that are used by management, and which we believe are useful to investors, as supplemental operational measurements to evaluate our financial performance. These measurements should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measurements, and such measurements may not be comparable to similarly-titled measurements reported by other companies. Rather, these measurements should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in publicly filed reports in their entirety and not rely solely on any one, single financial measurement or communication.
The non-GAAP measurements used in this press release are Adjusted EPS and organic net sales:

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Adjusted EPS is a non-GAAP financial measurement that eliminates the effect of the amortization of acquired intangible assets, restructuring charges, impairment charges, changes in foreign currency exchange rates related to financing decisions and certain other items. We then add or subtract an estimated incremental income tax effect applicable to those items. We believe that this measurement is useful to investors as an additional way to analyze the underlying trends in our business consistently across the periods presented. This measurement is used by our management for the same reason.

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Organic net sales is a non-GAAP financial measurement that eliminates the contribution from recently acquired businesses and the impact of changes in foreign currency exchange rates from our reported net sales. We believe that this measurement is useful to investors as a way to measure and evaluate our underlying commercial operating performance consistently across the periods presented. This measurement is used by our management for the same reason.

Reconciliations of our non-GAAP measurements to their most directly comparable GAAP-based financial measurements are included at the end of this press release.
About VWR Corporation
VWR (NASDAQ: VWR), headquartered in Radnor, Pennsylvania, is the leading global independent provider of product and service solutions to laboratory and production customers. With sales in excess of $4.5 billion in 2016, VWR enables science for customers in the pharmaceutical, biotechnology, industrial, education, government and healthcare industries. With more than 160 years of experience, VWR has cultivated a value proposition delivering product choice, operational excellence and differentiated services to improve our customers’ productivity from research to production. VWR’s differentiated services provide innovative, flexible and customized solutions from scientific research services to custom-manufactured chemical blends. Our dedicated team of more than 10,200 associates is focused on supporting scientists, medical professionals and production engineers to achieve their goals.
Forward-Looking Statements
This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recently filed Annual Report on Form 10-K and our Form 10-Q for the quarterly period ended June 30, 2017.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

VWR Corporation and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions, except per share data)	2017	2016	2017	2016
Net sales	$1,195.2	$1,136.1	$3,509.6	$3,383.9
Cost of goods sold	860.6	822.6	2,524.8	2,436.4
Gross profit	334.6	313.5	984.8	947.5
Selling, general and administrative expenses	251.5	230.3	739.5	700.0
Operating income	83.1	83.2	245.3	247.5
Interest expense	(21.8)	(20.6)	(61.1)	(60.5)
Other income (expense), net	8.3	(0.4)	4.8	(0.9)
Income before income taxes	69.6	62.2	189.0	186.1
Income tax provision	(20.5)	(21.6)	(64.4)	(64.9)
Net income	$49.1	$40.6	$124.6	$121.2
Earnings per share:
Basic	$0.37	$0.31	$0.95	$0.92
Diluted	0.37	0.31	0.94	0.92
Weighted average shares outstanding:
Basic	131.8	131.5	131.7	131.4
Diluted	133.1	131.9	132.6	131.7

VWR Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

(in millions, except per share data)	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$120.3	$168.7
Trade accounts receivable, net of reserves of $11.8 and $10.5	691.1	607.2
Inventories	522.2	483.1
Other current assets	90.1	93.1
Total current assets	1,423.7	1,352.1
Property and equipment, net of accumulated depreciation of $295.1 and $248.9	333.0	253.8
Goodwill	2,044.8	1,844.0
Other intangible assets, net	1,488.0	1,407.8
Other assets	119.6	104.8
Total assets	$5,409.1	$4,962.5
Liabilities, Redeemable Equity and Stockholders’ Equity
Current liabilities:
Current portion of debt	$320.2	$250.1
Accounts payable	513.0	476.3
Employee-related liabilities	112.7	79.3
Current amount due to Varietal — ITRA	26.0	27.7
Other current liabilities	163.6	152.7
Total current liabilities	1,135.5	986.1
Debt, net of current portion	1,859.8	1,766.9
Amount due to Varietal — ITRA, net of current portion	31.3	57.3
Deferred income tax liabilities	429.0	477.2
Other liabilities	205.3	159.4
Total liabilities	3,660.9	3,446.9
Redeemable equity, at redemption value	36.2	21.2
Stockholders’ equity:
Preferred stock, $0.01 par value; 50.0 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value; 750.0 shares authorized, 131.9 and 131.6 shares issued and outstanding	1.3	1.3
Additional paid-in capital	1,765.7	1,766.0
Retained earnings	279.1	154.5
Accumulated other comprehensive loss	(334.1)	(427.4)
Total stockholders’ equity	1,712.0	1,494.4
Total liabilities, redeemable equity and stockholders’ equity	$5,409.1	$4,962.5

VWR Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended September 30,
(in millions)	2017	2016
Cash flows from operating activities:
Net income	$124.6	$121.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	108.8	96.5
Deferred income tax (benefit) provision	(27.5)	15.9
Stock-based compensation expense	9.7	6.1
Other, net	0.9	8.5
Changes in working capital, net of business acquisitions:
Trade accounts receivable	(38.4)	(29.8)
Inventories	(12.3)	(30.0)
Accounts payable	5.9	(34.4)
Other assets and liabilities	30.6	32.1
Net cash provided by operating activities	202.3	186.1
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(197.3)	(60.8)
Capital expenditures	(43.0)	(45.5)
Other investing activities	6.1	—
Net cash used in investing activities	(234.2)	(106.3)
Cash flows from financing activities:
Proceeds from debt	714.2	483.7
Repayment of debt	(708.6)	(497.1)
Payment to Varietal under ITRA	(27.7)	(78.1)
Payment of contingent consideration	(21.4)	(4.2)
Net change in bank overdrafts	0.9	16.2
Proceeds from settlement of interest rate swaps	9.7	—
Other financing activities	5.0	1.3
Net cash used in financing activities	(27.9)	(78.2)
Effect of exchange rate changes on cash	11.4	3.8
Net (decrease) increase in cash and cash equivalents	(48.4)	5.4
Cash and cash equivalents at beginning of period	168.7	136.3
Cash and cash equivalents at end of period	$120.3	$141.7
Supplemental disclosures of cash flow information:
Cash paid for interest	$50.9	$54.7
Cash paid for income taxes, net	64.3	51.5

VWR Corporation and Subsidiaries
Supplemental Financial Information (Unaudited)

	Three months ended September 30,		Reported change
(dollars in millions)	2017	2016	Amount	%
Net sales:
Americas	$717.6	$707.7	$9.9	1.4%
EMEA-APAC	477.6	428.4	49.2	11.5%
Total	1,195.2	1,136.1	59.1	5.2%
Gross profit	334.6	313.5	21.1	6.7%
Gross margin	28.0%	27.6%	40	basis points
SG&A expenses	$251.5	$230.3	$21.2	9.2%
% of net sales	21.0%	20.3%	70	basis points
Operating income:
Americas	$42.2	$47.2	$(5.0)	(10.6)%
EMEA-APAC	40.9	36.0	4.9	13.6%
Total	$83.1	$83.2	$(0.1)	(0.1)%
Operating income margin:
Americas	5.9%	6.7%	(80)	basis points
EMEA-APAC	8.6%	8.4%	20	basis points
Total	7.0%	7.3%	(30)	basis points

VWR Corporation and Subsidiaries
Reconciliation of Adjusted EPS (Unaudited)

	Three months ended September 30,
	2017		2016
	Adjustments in millions	Per share	Adjustments in millions	Per share
Diluted earnings per share (GAAP)		$0.37		$0.31
Adjustments to reconcile diluted earnings per share to Adjusted EPS:
Amortization of acquired intangible assets	$23.4	0.18	$21.4	0.16
Net foreign currency remeasurement loss from financing activities	1.4	0.01	0.4	—
Restructuring charges	1.4	0.01	—	—
Secondary equity offering costs	—	—	0.4	—
Loss from changes to estimated fair value of contingent consideration	—	—	3.5	0.03
Purchase accounting adjustment charges	0.5	—	—	—
Avantor transaction costs	8.1	0.06	—	—
Income tax benefit applicable to adjustments, net*	(11.9)	(0.09)	(8.2)	(0.06)
Adjusted EPS (non-GAAP)		$0.54		$0.44

*	Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates between 0% and 39%, depending upon the applicable jurisdiction.
VWR Corporation and Subsidiaries
Reconciliation of Organic Net Sales Growth (Unaudited)

	September 30,		Non-GAAP reconciliation
			Reported change		Currency translation	Acquisitions, net of dispositions	Organic net sales growth
(dollars in millions)	2017	2016	Amount	%			Amount	%
Three months ended:
Americas	$717.6	$707.7	$9.9	1.4%	$2.2	$13.7	$(6.0)	(0.8)%
EMEA-APAC	477.6	428.4	49.2	11.5%	18.9	(0.8)	31.1	7.4%
Total	$1,195.2	$1,136.1	$59.1	5.2%	$21.1	$12.9	$25.1	2.2%

Media Contact:
Valerie Collado
Director, Corporate Communications
VWR Corporation
Phone: +484.885.9338
valerie_collado@vwr.com
Investor Contact:
John Sweeney, CFA
VP, Investor Relations
VWR Corporation
Phone: +610.386.1483
ir@vwr.com